EXHIBIT (14)
                               CONSENT OF KPMG LLP


            Consent of Independent Registered Public Accounting Firm



The Board of Directors, Board of Trustees
Sit Mutual Funds II, Inc.
Sit Mutual Funds Trust:


We consent to the use of our report for the Sit Tax-Free Income Fund (a series of Sit Mutual Funds II, Inc.) and Sit Florida Tax-Free Income Fund (a series of Sit Mutual Funds Trust) dated May 16, 2007 incorporated herein by reference and to the reference to our Firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" in this combined proxy and registration statement on Form N-14.


                                                               KPMG LLP


Minneapolis, Minnesota
                                                             June 8, 2007


                                     Part C
                                      C-7